Exhibit 3.38

CERTIFICATE OF INCORPORATION

OF

H-SUB 68, INC.

The undersigned, for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

FIRST:  The name of the Corporation is:

H-SUB 68, INC.

SECOND:  The Registered Office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware.  The name of its Registered Agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is one hundred (100), all of which are classified as common stock without par value.

FIFTH:  The original by-laws of the Corporation may be adopted by the sole incorporator named herein, or by the initial directors of the Corporation.  Thereafter, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors and/or the stockholders of the Corporation are expressly empowered to make, alter, amend or repeal by-laws in the manner to be determined by the terms of the by-laws of the Corporation then in existence.

SIXTH:  The name and mailing address of the sole incorporator is Jean Santore, c/o Hyatt Corporation, 200 W. Madison, Chicago, Illinois 60606.

SEVENTH:  The Corporation shall have perpetual existence.

EIGHTH:  The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

NINTH:  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

IN WITNESS WHEREOF, the undersigned does make this Certificate hereby declaring and certifying that the facts herein stated are true and accordingly, has hereunto set her hand and seal this 8th day of March, 1994.

/s/ Jean Santore
Jean Santore
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

H-SUB 68, INC.

Adopted in accordance with the provisions of
Section 241 of the General Corporation Law
of the State of Delaware

I, Jean Santore, the sole incorporator of H-SUB 68, INC., a Corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:                  That the Certificate of Incorporation of said Corporation has been amended to read as follows:

By striking out the whole of Article First hereof as it now exists and inserting in lieu and instead thereof a new Article First, reading as follows:

“FIRST:  The name of the Corporation is:

HT-HARTFORD, INC.”

SECOND:             That said Corporation has not received any payment for any of its stock.

THIRD:                 That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned declares and certifies that the facts herein stated are true and has hereunto set her hand and seal as of this 25th day of April, 1994.

/s/ Jean Santore
Jean Santore
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CC-HARTFORD, INC.

Adopted in accordance with the provisions of
Section 241 of the General Corporation Law
of the State of Delaware

I, Jean Santore, the sole incorporator of CC-HARTFORD, INC., a Corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:                  That the Certificate of Incorporation of said Corporation has been amended to read as follows:

By striking out the whole of Article First hereof as it now exists and inserting in lieu and instead thereof a new Article First, reading as follows:

“FIRST: The name of the Corporation is:

HT-HIGHLANDS, INC.”

SECOND:             That said Corporation has not received any payment for any of its stock.

THIRD:                 That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned declares and certifies that the facts herein stated are true and has hereunto set her hand and seal as of this 7th day of September, 1994.

/s/ Jean Santore
Jean Santore
Sole Incorporator